UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 23, 2011 (June 22, 2011)
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HARRIS & HARRIS GROUP, INC.

(Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation)	0-11576 (Commission File Number)	13-3119827 (IRS Employer Identification No.)
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1450 Broadway
New York, New York 10018
(Address of principal executive offices and zip code)

(212) 582-0900
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.         Regulation FD Disclosure.

On June 22, 2011, the Open Joint Stock Company (“RUSNANO”) issued a press release announcing that Harris & Harris Group, Inc. and RusNano have signed a term sheet for the formation of an international nanotechnology fund with Harris & Harris Group as a fund manager.  The transaction is subject to the negotiation and finalization of deal terms and documents.  The target fund size is $250 million, with RusNano committing up to $125 million or not more than 50 percent of total investments into the fund.  The fund will invest in revenue stage nanotechnology-enabled companies interested in establishing manufacturing operations and distribution channels in Russia.  There is no assurance that the deal will be consummated.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 23, 2011	HARRIS & HARRIS GROUP, INC.

By: /s/ Douglas W. Jamison Douglas W. Jamison Chief Executive Officer